SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 24, 2002


Commission       Registrant; State of Incorporation;          I.R.S. Employer
File Number       Address; and Telephone Number              Identification No.
-----------       -----------------------------              ------------------

333-21011       FIRSTENERGY CORP.                                34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, Ohio  44308
                Telephone (800)736-3402


1-2578          OHIO EDISON COMPANY                              34-0437786
                (An Ohio Corporation)
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY      34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3583          THE TOLEDO EDISON COMPANY                        34-4375005
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3491          PENNSYLVANIA POWER COMPANY                       25-0718810
                (A Pennsylvania Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3141          JERSEY CENTRAL POWER & LIGHT COMPANY             21-0485010
                (A New Jersey Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH 44308
                Telephone (800)736-3402


1-446           METROPOLITAN EDISON COMPANY                      23-0870160
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3522          PENNSYLVANIA ELECTRIC COMPANY                    25-0718085
                (A Pennsylvania Corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610)929-3601

Item 9.  Regulation FD Disclosure

          On September 24, 2002, FirstEnergy Corp. (Company) updated the investment community on activities associated with efforts to return the Davis-Besse Nuclear Power Station to service in a safe and reliable manner and other matters.

Nuclear Regulatory Commission (NRC) IMC 0350 Restart Process - September 17,
----------------------------------------------------------------------------
2002 Public Meeting
-------------------

          The NRC's IMC 0350 panel held one of its monthly public meetings on the status of Davis-Besse's restart efforts in Oak Harbor, Ohio on September 17, 2002. At the meeting, FirstEnergy presented its plan for testing significant plant equipment and systems prior to restarting the Davis-Besse Nuclear Power Station. The plan, which is one of the Company's original restart action commitments to the NRC, also calls for intensive training of key personnel involved in the start-up efforts.

          The plan focuses on a variety of activities designed to assure the safety and reliability of plant equipment and the readiness of personnel before Davis-Besse goes back into operation. Some of those activities include:

           o Testing the Reactor Coolant System, including components and piping exposed to full operational pressure, to confirm the new reactor head and other equipment meet high industry standards for safety and reliability
           o Conducting a test of the containment vessel to assure its integrity following the resealing of the vessel and containment building
           o Testing plant equipment that had maintenance and modifications performed so that good performance can be assured
           o    Ensuring that the operations staff is prepared to restart and operate the plant safely through comprehensive training
           o    Developing a restart procedure that identifies the sequence of critical steps, procedures and tests necessary to return the plant to service, and assuring oversight by senior managers during the process

          Company management also provided the NRC panel with the status of other major activities under way at the plant. Those included: replacement of the reactor head; restoration of the containment building; an update on the Technical Root Cause report, including cracks found in the stainless steel liner of the old reactor head; progress of inspections of 31 other major plant systems; and status of other significant work, such as the modification of the containment sump equipment and painting in the containment building.

          The report on the replacement of the reactor head noted that the old reactor head had been removed from the containment building, the new head had been moved in and preparations are under way to install the service structure. The old reactor head was moved to a storage area on site, pending removal of three more samples for ongoing root cause research.

          Restoration of the containment building began last week. The work includes welding the rebar back into place, welding shut the opening in the 1 1/2-inch thick steel containment vessel and replacing the concrete in the 2 1/2-foot thick outer wall. Restoration is expected to be completed by the end of the month.

          Company managers noted that while there is much work to do, steady progress is being made toward restart. While recognizing that the NRC must approve restart after they are satisfied with the technical repairs and human performance changes, the Company outlined its schedule for the major restart milestones to be achieved. The Company's schedule could support restart and full power ascension by year-end.

Management and Organizational Issues - September 18, 2002 Public Meeting
------------------------------------------------------------------------

          The NRC also held a special public meeting the following day on September 18, 2002 at the Davis-Besse plant, to discuss the Company's plan for resolving the human performance issues that contributed to the corrosion problem on the reactor head at Davis-Besse. Initiatives in the Company's plan fall broadly into three categories--organizational changes; training; and changes in programs, practices and policies.

          Developed jointly by a team of outside and Company nuclear experts, the plan focuses on nuclear safety and human performance issues identified in a previous management root cause report. Addressing those problems is part of the plant's program to improve performance and earn approval of the NRC for restarting Davis-Besse. The plan calls for such actions as improving plant personnel focus on safety, stricter adherence to industry performance standards, improving program implementation, increasing effectiveness in making corrective actions, and enhancing management oversight.

          In terms of organizational changes, both the First Energy Nuclear Operating Company (FENOC) and Davis-Besse organizations have been restructured to enable more direct oversight of programs and projects by senior management. Also, a new senior management team has been put into place at Davis-Besse, with emphasis on specific experience and skills needed to strengthen the safety culture at the plant, as well as improve plant operations.

          Enhanced employee communications represents a significant change in policies and practices at Davis-Besse. Weekly meetings between senior management and employees have been established to discuss the status of plant restart activities, as well as to give employees a chance to ask questions related to plant operations.

          Other initiatives include a program requiring managers--senior management through supervisors--to spend more time in the field overseeing the implementation of specific projects and programs, revamped company and plant policies aimed at assuring the proper focus on safety issues, and survey employees periodically to assess improvements in the safety culture at Davis-Besse.

          A number of training initiatives or changes to training have been created to address human performance issues. For example, mandatory training for every employee and manager at Davis-Besse will cover the evolution of the boric acid corrosion. Also, special training has been created to improve decision making and adherence to technical standards, and all employees and managers will undergo special safety-focus training to make sure everyone understands the new safety standards of Davis-Besse and FENOC.

          The NRC commented that the Company gave a comprehensive report and appreciated management's candor. The NRC also stated that the programs proposed were comprehensive but that implementation will be the key.

Davis-Besse Restart Timing and Outage Cost Impact
-------------------------------------------------

          The Company continues to believe that replacement of the Davis-Besse reactor vessel head and other ancillary maintenance work can be completed on a schedule to support restart of the plant by year-end, recognizing however, that the NRC must approve resumption of operations at the unit under its IMC 0350 restart process. The NRC has stated that the management and human performance improvement plan would likely be the "pacing issue" for restart.

           The estimated incremental cost impacts for the identified work scope, as previously communicated, are:

           o $55 million to $75 million of mostly capital expenditures to replace the reactor vessel head
           o $50 million to $70 million of mostly operation and maintenance (O&M) expenditures for additional maintenance, including the acceleration of various programs/projects
           o $10 million to $15 million per month for replacement power in the non-summer months
           o $20 million per month for replacement power in the summer months of July and August

          The Company continues to believe that its estimates of the capital cost of replacing the reactor vessel head and the cost of replacement energy remain valid. However, the Company expects an increase in the anticipated cost of the O&M work as the scope of maintenance projects has expanded, including the accelerated maintenance projects that had been planned for future outages.

          The Company is currently conducting a comprehensive review of all of its known O&M work elements at the plant and expects an upward revision to the current estimate of $50 million to $70 million. It expects to complete this cost review in about two weeks and will make the appropriate disclosures upon completion of the review.

Davis-Besse Replacement Energy Status
-------------------------------------

          The Company is fully hedged for its 850 megawatts of on-peak replacement energy supply for Davis-Besse through the end of 2002, and although it expects the plant will be ready to return to service before year-end, it has also made some on-peak power purchases during the early portion of 2003.

Updates on Other Company Items
------------------------------

Provider of Last Resort (PLR) Supply in Pennsylvania---In 2001, the Pennsylvania Public Utility Commission approved a settlement agreement that allowed for the merger of the two Pennsylvania utility subsidiaries of the former GPU, Inc. into FirstEnergy.

          One of the settlement terms allows Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) to assign all or any part of their PLR responsibility to an affiliate company of FirstEnergy. The assignment requires that such service be provided to Met-Ed's and Penelec's customers at the shopping credit tariff rate (i.e., at the fixed generation tariff rate that retail customers are currently charged). Met-Ed and Penelec have elected to make that assignment to their unregulated supply affiliate FirstEnergy Solutions (FES) through a wholesale power transaction.

          The initial term of the assignment is from September 1, 2002 through December 31, 2002. This initial term will be automatically extended for each succeeding calendar year unless any party (FES, Met-Ed or Penelec) elects to cancel the assignment by November 1 of the preceding year.

          This is essentially a wholesale power transaction between FES and the two regulated companies who will continue to be responsible for billing, collections and customer care activities. Under this assignment, FES assumes the supply obligation for whatever portion of the PLR power supply requirements that are not self-supplied by Met-Ed and Penelec.

          Met-Ed and Penelec will continue to have certain committed self-supply arrangements such as their non-utility generation (NUG) contracts and other existing power contracts with third party suppliers. Met-Ed and Penelec will each collect their full PLR tariff revenues from their retail customers, deduct revenue-based taxes, deduct the costs related to their committed contracts, deduct an amount related to their existing deferred energy cost balances (see discussion below) and remit the balance of the revenues to FES to compensate them for the balance of the PLR supply that they are providing.

          This assignment could provide for the eventual full amortization of each company's deferred energy cost balance (exclusive of the existing deferred NUG cost balance) that existed on September 1, 2002 ($28 million for Met-Ed; $106 million for Penelec). If FES retains the PLR assignment through 2010, which is the end of the generation rate cap period, the payment mechanism would provide for the full amortization of the September 1, 2002 deferred energy cost balances by 2010. If this assignment were terminated prior to 2010, the remaining unamortized costs would be subject to the recovery mechanism currently established for Met-Ed and Penelec.

          As mentioned above, the NUG contracts will remain with Met-Ed and Penelec who will continue to own the contract power and will remain obligated to continue to pay the NUGs at their contract rates. The cost differences between the NUG contract rates and the shopping credit will continue to be deferred into the NUG deferred cost balance for future recovery from retail customers.

          Met-Ed and Penelec will continue to apply deferred cost accounting to their PLR energy costs, deferring the above-shopping credit NUG costs and amortizing the existing deferred energy cost balance during the FES assignment period. FES will assume the PLR energy supply profit and loss risk depending upon its energy sourcing costs and the revenues that it receives from Met-Ed and Penelec.

          The use of deferred energy cost accounting for Met-Ed and Penelec is under appeal in the Pennsylvania courts. Should the use of deferred energy cost accounting be eventually disallowed by court decision, the deferred energy cost balance would be written off by Met-Ed and Penelec, and not amortized over the remaining generation rate cap period as would be the case through the wholesale supply agreement with FES.

          This arrangement reduces Met-Ed's and Penelec's exposure to high wholesale power prices by providing power at or below the shopping credit for their uncommitted PLR energy costs during the term of the assignment to FES. In turn, FES will have the opportunity to create a positive supply margin depending upon its ability to secure attractively priced energy supply.

Cost Reduction Initiative---During the past five months, the Company has been pursuing a cost-reduction initiative that has been primarily focused on the corporate support services or "home office" areas of costs, including the support services for its generating plants and energy delivery group. This initiative is separate from the Company's merger-savings efforts, which have been primarily focused on eliminating duplicative positions and achieving synergies that resulted from the merger, particularly in field operations.

          This cost-reduction initiative, which has identified numerous opportunities to reduce the Company's cost structure, is expected to reduce employment levels within FirstEnergy by 710 positions when the program is fully implemented by 2004. Specifically, by next month, FirstEnergy will have severed 160 employees and will have permanently eliminated 200 open positions. Another 350 positions will be eliminated in 2003 and 2004. When this program is fully implemented, the Company expects to save approximately $135 million per year. Slightly more than one-half of these savings will be labor costs. The Company expects to incur about $35 million of one-time costs-to-achieve with the majority of costs being employee severance costs.

          The reductions to date have been focused on the Company's retail marketing and generation support areas. The future reductions will generally be in administrative positions, including information technology, accounting and human resource functions. While the Company will incur some severance costs, FirstEnergy is not offering any early retirement programs in conjunction with this program.

          The   earnings   impact  of  this   program,   exclusive  of  one-time
costs-to-achieve, is within the Company's current earnings guidance for 2002 and 2003.

          This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, legislative and regulatory changes (including revised environmental requirements), the availability and cost of capital, ability to accomplish or realize anticipated benefits from strategic initiatives and other similar factors.

                                    SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



September 24, 2002




                                    FIRSTENERGY CORP.
                                    -----------------
                                       Registrant

                                  OHIO EDISON COMPANY
                                  -------------------
                                       Registrant

                                THE CLEVELAND ELECTRIC
                                ----------------------
                                 ILLUMINATING COMPANY
                                 --------------------
                                       Registrant

                                THE TOLEDO EDISON COMPANY
                                -------------------------
                                       Registrant

                                PENNSYLVANIA POWER COMPANY
                                --------------------------
                                       Registrant

                           JERSEY CENTRAL POWER & LIGHT COMPANY
                           ------------------------------------
                                       Registrant

                               METROPOLITAN EDISON COMPANY
                               ---------------------------
                                       Registrant

                              PENNSYLVANIA ELECTRIC COMPANY
                              -----------------------------
                                       Registrant



                                     Harvey L. Wagner
                           ------------------------------------
                                     Harvey L. Wagner
                                Vice President, Controller
                               and Chief Accounting Officer